UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 20, 2004

Illumina, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-30361	330804655
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9885 Towne Centre Drive, San Diego, California		92121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	858 202 4500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On December 20, 2004, Illumina, Inc. issued a press release announcing that it has formed a strategic alliance with Invitrogen Corporation for the synthesis and distribution of synthetic pieces of DNA known as oligonucleotides. Under the terms of the agreement, Invitrogen will invest $3.4 million in Illumina’s San Diego facility to enable implementation of fourth-generation Oligator technology, extend the technology into tube-based oligo products and provide for transfer of the technology into two additional Invitrogen facilities outside North America. Profit from the collaboration products will be split equally between the two companies.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Illumina, Inc.

December 20, 2004	By:	Timothy M. Kish

Name: Timothy M. Kish
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated December 20, 2004, announcing that the Company has formed a strategic alliance with Invitrogen Corporation.